UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 5, 2002



                    THE PRESTIGE GROUP.NET, INC.
                ------------------------------------
     (Exact name of registrant as specified in its charter)






         Nevada                         000-32495             88-0441287
   -------------------               ---------------        --------------
(State  or other jurisdiction of   (Commission File No.)  (I.R.S. Employer
incorporation or organization)                            Identification No.)




          4610 So. Ulster Street, Suite 150, Denver, Colorado 80237
          ---------------------------------------------------------
                    (Address of principal executive offices)





   Registrant's telephone number, including area code:  (720)  528-7303


                                N/A
                          ---------------
    (Former name or former address, if changed since last report)



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Item 5.        OTHER EVENTS.

     On September 5, 2002, the Registrant and Boyd Bassham, the sole shareholder of Wall Street Mortgage Corporation ("WSMC"), a Texas limited liability company, entered into a Letter of Intent regarding the acquisition of WSMC by the Registrant. WSMC is an Irving, Texas-based corporation that was founded in 1996 by Boyd Bassham. WSMC is a residential mortgage banker/broker doing business in Texas and four other states. A closing of the Registrant's proposed acquisition of WSMC is subject to the parties negotiating final terms and conditions of the proposed acquisition, negotiating and executing the definitive acquisition agreements, satisfactorily completing due diligence investigations, and other standard conditions precedent to transactions of such nature and magnitude. As of the date of this Current Report, the Registrant can not provide assurances that its proposed acquisition of WSMC will close.


Item 7.   FINANCIAL STATEMENTS OR EXHIBITS.

          a.   Financial Statements.

                    None.

          b.   Exhibits.

               99.6 Letter of Intent dated September 5, 2002, by and between The
                    Prestige Group.Net, Inc. and Boyd Bassham.

               99.7 Press Release by The Prestige Group.Net,
                    Inc., dated September 10, 2002, concerning the Letter of Intent dated September 5, 2002 by and between The Prestige Group.Net, Inc. and Boyd Bassham.






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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:  September 9, 2002           THE PRESTIGE GROUP.NET, INC.




                               /s/ Douglas G. Gregg
                               ---------------------------
                               Douglas G. Gregg, President












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